                            SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))
[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                         GULFMARK INTERNATIONAL, INC.
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    ---------------------------------------------------------------------------


    (2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------


    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------



    (4) Proposed maximum aggregate value of transaction:

    ---------------------------------------------------------------------------


    (5) Total fee paid:

    ---------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    ----------------------------------------------------------------------------


    (2) Form, Schedule or Registration Statement No.:

    ---------------------------------------------------------------------------


    (3) Filing Party:

    ---------------------------------------------------------------------------


    (4) Date Filed:

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Notes:

                        [LOGO OF GULFMARK APPEARS HERE] GULFMARK
                        International, Inc.


                        Notice of
                        Annual Meeting of
                        Stockholders and
                        Proxy Statement



Annual Meeting
- - --------------

May 18, 1995
Envoy Room
The Ritz-Carlton
1919 Briar Oaks Lane
Houston, Texas 77027

                          GULFMARK INTERNATIONAL, INC.

                          5 Post Oak Park, Suite 1170
                           Houston, Texas 77027-3414

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held May 18, 1995

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of GulfMark International, Inc. (the "Company") will be held in the Envoy Room, The Ritz-Carlton, 1919 Briar Oaks Lane, Houston, Texas 77027, on Thursday, May 18, 1995 at 9:30 A.M., Central Daylight Savings Time, for the following purposes:

  1.  To elect a Board of five (5) directors.

  2. To transact such other business as may properly come before the meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on April 3, 1995 as the record date for the determination of stockholders entitled to notice of and to vote at such meeting or any adjournment or adjournments thereof. Only stockholders of record at the close of business on such record date are entitled to notice of and to vote at such meeting.

  You are cordially invited to attend the meeting. However, to ensure your representation at the meeting, the Company requests that you return your signed proxy card at your earliest convenience, whether or not you plan to attend the meeting. Your proxy will be returned to you if you should be present at the meeting and should request such a return.

  TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE. THE ENCLOSED RETURN ENVELOPE MAY BE USED FOR THAT PURPOSE.

                                 By Order of the Board of Directors


                                 [Signature of Frank R. Pierce appears here]
                                 Frank R. Pierce
                                 Secretary
Date:   April 10, 1995

                         GULFMARK INTERNATIONAL, INC.

                          5 Post Oak Park, Suite 1170
                          Houston, Texas  77027-3414



                              PROXY STATEMENT FOR
                        ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 18, 1995

  The accompanying proxy is solicited by the Management of GulfMark International, Inc. (the "Company") at the direction of the Board of Directors for use at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 18, 1995 at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting and at any adjournment or adjournments thereof. When proxies in the accompanying form are received and properly executed, the shares will be voted by the persons named therein, unless contrary instructions are given.

  The proxy will not be used for the election as directors of all nominees if authority to do so is withheld on the proxy and will not be used for the election of any individuals whose names are written in the blank spaces on the proxy. Where no instruction is indicated with respect to the election of directors, the proxy will be voted FOR the election as directors of all nominees. Where no instruction is indicated with respect to the election of all nominees named in item (1) of the proxy, but names of one or more nominees are listed in the blank spaces on the proxy, the proxy will be voted FOR the election of all nominees not so listed.

  Any stockholder of the Company has the right to revoke his or her proxy at any time prior to its use by submitting a written revocation to the Secretary of the Company.

  Upon request, additional proxy material will be furnished without cost to brokers and other nominees to forward to the beneficial owners of shares held in their names. The Company will bear all costs in preparing, printing, assembling, delivering and mailing the Notice of Annual Meeting, Proxy Statement, Proxy and Annual Report. Copies of the Notice, Proxy Statement and Proxy will be mailed to stockholders on or about April 14, 1995. In addition to the use of the mails, proxies may be solicited by the directors, officers and employees of the Company, without additional compensation, by personal interview, telephone, telegram or otherwise.

VOTING RIGHTS AND PRINCIPAL STOCKHOLDERS

  The record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting to be held May 18, 1995 is the close of business on April 3, 1995 (hereinafter called the "Record Date"). As of the Record Date there were 3,321,385 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote on each matter to be acted upon at the meeting.

  The following table sets forth certain information with respect to each person who at February 1, 1995, was known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock:

                                            NO. OF SHARES
NAME AND ADDRESS OF                      BENEFICIALLY OWNED          PERCENT OF
BENEFICIAL OWNER                     AS OF FEBRUARY 1, 1995/(1)/        CLASS
- - --------------------------------     ---------------------------     -----------
Lehman Brothers Holdings Inc.                     1,015,113            30.56%
3 World Financial Center
New York, New York  10285

Mutual Beacon Fund                                  273,037/(2)/        8.22%
c/o Heine Securities Corporation
51 John F. Kennedy Parkway
Short Hills, New Jersey  07078

Estabrook Capital Management Inc.                   217,400/(3)/        6.55%
430 Park Avenue
New York, New York  10022
- - -----------------------------------

  /(1)/Unless otherwise indicated below, the persons or group listed have sole voting and investment power with respect to their shares of Common Stock.

  /(2)/Mutual Beacon Fund ("Beacon") is a portfolio of Mutual Series Fund Inc. ("Mutual"), a registered investment company for which Heine Securities Corporation ("Heine") acts as investment advisor. Pursuant to contracts with Beacon, Heine has sole investment and voting power over the shares owned by Beacon. Heine disclaims any economic beneficial interest in these shares.

  /(3)/Estabrook Capital Management Inc. acts as an investment advisor and in such capacity has shared voting power and sole investment power over the shares.


SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

          The following table sets forth, as of February 1, 1995, the number and percentage of Common Stock beneficially owned by each of the Company's directors, each executive officer named in the summary compensation table included under "Executive Officers and Compensation", and all directors and officers as a group:

                                   No. of Shares
                                    Beneficially
            Name                    Owned as of            Percent
                              February 1, 1995/(1)(2)/  of Class/(3)/
- - ---------------------------   ------------------------  -------------
David J. Butters                    61,400/(4)/            1.85%
Norman G. Cohen                     20,991/(5)/              --
Marshall A. Crowe                   10,100                   --
Louis S. Gimbel, 3rd                60,767/(6)/            1.83%
Robert B. Millard                   71,400                 2.15%
Frank R. Pierce                     22,000                   --
Bruce A. Streeter                    7,500                   --
All directors and officers
   as a group (8 persons)          258,825                 7.79%
- - ----------------------------

  /(1)/Unless otherwise indicated below, the persons listed have sole voting and investment power with respect to their shares of Common Stock.

  /(2)/The amounts set forth in this column include the following shares of Common Stock considered to be beneficially owned through the holder's ability to exercise stock options to purchase such shares within 60 days: Messrs. Butters, Cohen, Crowe, Gimbel and Millard - 10,000 shares each; Mr. Pierce - 20,300 shares; Mr. Streeter -5,000 shares; and all directors and officers as a group - 79,967 shares.

  /(3)/Less than one percent unless otherwise indicated.

  /(4)/Includes 24,500 shares of Common Stock owned by trusts of which Mr. Butters is the co-trustee.

  /(5)/Includes 70 shares for which Mr. Cohen shares voting power through a partnership and includes 10,921 shares beneficially owned by Mr. Cohen's wife for which Mr. Cohen is disclaiming beneficial interest.

  /(6)/Includes 7,605 shares of Common Stock owned by trusts of which Mr. Gimbel is the co-trustee.


ELECTION OF DIRECTORS

  Five directors are to be elected at the Annual Meeting, each to hold office until the next Annual Meeting or until his or her successor shall be duly qualified and elected. The persons named in the enclosed proxy will vote the shares covered thereby in favor of the nominees listed below unless specifically instructed to the contrary. Although management of the Company does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the meeting, the proxies will be voted for a substitute to be named by the Board of Directors of the Company. The nominees receiving a plurality of votes cast at the Annual Meeting will be elected as directors. Abstentions and broker nonvotes will not be treated as a vote for or against any particular director and will not affect the outcome of the election of directors.


         Name           Age  Year First Became Director
- - ---------------------   ---  --------------------------
David J. Butters         54             1989
Norman G. Cohen          73             1972
Marshall A. Crowe        74             1978
Louis S. Gimbel, 3rd     66             1970
Robert B. Millard        44             1989

  David J. Butters is Chairman of the Board and is a member of the Executive, Audit and Compensation Committees. He is a Managing Director of Lehman Brothers, an investment banking firm and division of Lehman Brothers, Inc. ("Lehman Brothers"), where he has been employed for more than the past five years. Mr. Butters is currently Chairman of the Board of Energy Ventures, Inc., oilfield equipment and service company, a director of Anangel-American Shipholdings, Ltd. and BT Shipping Limited, shipping companies, and a member of the Board of Advisors of Energy International, N.V.

  Norman G. Cohen is Chairman of the Audit and Compensation Committees. He has served as President of Norman G. Cohen, Inc., consultants, for more than five years and is a Director of Brewster Wallcovering Co., Randolf, Massachusetts. Mr. Cohen is a partner in Orie Co., a private investment company, and he is also an Emeritus Trustee of the National Parks and Conservation Association.

  Marshall A. Crowe serves as a member of the Audit Committee. Since January 1978, Mr. Crowe has served as President of M. A. Crowe Consultants, Inc., providing consulting services in the energy and financial fields. For four years prior thereto, he was Chairman of the National Energy Board of Canada and was previously Chairman of the Board of Canada Development Corporation, which was engaged in the business of making equity investments in Canadian enterprises. Mr. Crowe is also of counsel at Johnston & Buchan, barristers and solicitors, Ottawa, Canada.

  Louis S. Gimbel, 3rd is a member of the Executive Committee. He is President, Chief Executive Officer and a Director of S. S. Steiner, Inc. and President and Chairman of the Board of Hops Extract Corporation. He has been employed by S.S. Steiner, Inc. for more than the past five years. S. S. Steiner, Inc. is engaged in the farming, trading, processing, importing and exporting of hops and other specialty crops.

  Robert B. Millard is a member of the Executive and Compensation Committees. He is a Managing Director of Lehman Brothers, where he has been employed for more than the past five years. Mr. Millard also serves as a Director of Energy Ventures, Inc.

COMMITTEES AND MEETINGS OF DIRECTORS

  Pursuant to the Company's By-Laws, the Board of Directors has established several committees, including an Executive Committee, an Audit Committee and a Compensation Committee. During the year ended December 31, 1994, the Board of Directors met four times, the Audit Committee met two times, and the Compensation Committee met once. During 1994 each director attended 100% of the combined Board of Directors meetings and meetings of committees of the Board on which he served except Robert Millard who attended 60% of such meetings.

  Messrs. Butters, Cohen and Crowe are the current members of the Audit Committee. The Audit Committee recommends to the Board in the selection and discharge of the Company's independent auditors, reviews professional services performed by the auditors, the plan and results of their audit engagement and the fees charged for audit and non-audit services by the auditors, and evaluates the Company's system of internal accounting controls.

  Messrs. Butters, Cohen and Millard are the current members of the Compensation Committee, the principal function of which is to recommend to the Board of Directors the salaries to be paid to the officers of the Company and administer compensation and benefit plans of the Company.

  Messrs. Butters, Gimbel and Millard are the current members of the Executive Committee, which acts on behalf of the Board between regularly scheduled meetings of the Board of Directors.

  The Company has no standing Nominating Committee.


DIRECTOR COMPENSATION

  Each non-employee director of the Company is paid $1,000 for each meeting of the Board of Directors and $500 for each Committee meeting of the Board of Directors he or she attends. In addition, a $2,000 retainer is paid to each non-employee director of the Company for each quarter of the year in which such director serves as a director. The Company also has a retainer arrangement with Mr. Butters pursuant to which he receives a retainer of $6,250 per month for serving as Chairman of the Board. Reference is made to "Executive Officers and Compensation - Compensation Committee Report on Executive Compensation" for further discussion of Mr. Butters' compensation. Total compensation paid in 1994 to the non-employee directors who have been nominated, including director fees and retainers, was $88,500 for Mr. Butters, $13,500 for Mr. Cohen, $13,000 for Mr. Crowe, $12,000 for Mr. Gimbel and $10,500 for Mr. Millard. In addition, the Company furnishes Messrs. Cohen, Crowe and Gimbel with a $250,000 life insurance policy. Premiums paid during 1994 for such policies were $12,757 for Mr. Cohen, $9,328 for Mr. Crowe and $4,097 for Mr. Gimbel.

  The Board of Directors of the Company maintains a 1993 Non-Employee Director Stock Option Plan (the "1993 Plan"). Under the 1993 Plan, each non-employee director as of December 8, 1993 was granted, and each new non-employee director as of the date he or she is first elected as a director of the Company will be granted, an option to purchase 5,000 shares of Common Stock at a price equal to the market price of the shares of Common Stock on the date of grant. These options are exercisable for a period beginning one year from the date of grant and ending ten years from the date of grant. Options granted terminate three months after the optionee ceases to be a director of the Company except in the event of death, disability or retirement, in which case the options terminate one year after he or she ceases to be a director because of such event. Each of the Company's current directors has received options to purchase 5,000 shares of Common Stock under the 1993 Plan having an exercise price of $14.75 per share.

  In 1987, the Company adopted an arrangement under which each non-employee director of the Company as of the time of such adoption and each future non-employee director of the Company was granted options to purchase an aggregate of 5,000 shares of Common Stock. Under this arrangement, each such non-employee director received an automatic grant of options to purchase 2,500 shares on an annual basis for two years following the adoption of the arrangement or their first election as a director. Options granted under this arrangement had exercise prices equal to the market price of the shares of Common Stock on the date of grant, were exercisable for a period of ten years from the date of grant and terminate three months after the optionee ceases to be a director of the Company except in the event of death, disability or retirement, in which case the option terminates one year after he or she ceases to be a director because of such event. No further options will be granted under this arrangement. Each of the Company's current directors has received options under this arrangement, with the options held by Messrs. Cohen, Crowe and Gimbel having average exercise prices of $8.63 per share and the options held by Messrs. Butters and Millard having an average exercise price of $16.50 per share.

EXECUTIVE OFFICERS AND COMPENSATION

  The following are executive officers and key employees of the Company, who serve at the discretion of the Board of Directors. Mr. Streeter has been included below because of his key management position as President over the Company's primary operating segment, Gulf Offshore Marine.


       NAME                                 POSITION                       AGE
- - --------------------    -------------------------------------------------  ---
Frank R. Pierce         Executive Vice President, Secretary and Treasurer   45
Elizabeth D. Brumley    Controller and Assistant Secretary                  36
Bruce A. Streeter       President, Gulf Offshore Marine Division            46


  Frank R. Pierce was elected Executive Vice President, Secretary and Treasurer of the Company in December 1990 and has been employed with the Company since July 1987 serving as its Vice President, Finance. In addition he served as Director and Vice President, Finance of Energy Ventures, Inc. until 1990. Prior to July 1987, he was with Daniel Industries, Inc., a supplier of fluid measurement products and systems to energy companies, for nine years, where he served as Controller.

  Elizabeth D. Brumley was elected Controller in December 1990 and has been employed with the Company since December 1987 when she became Internal Auditor. Prior to that she served as a senior auditor with Arthur Andersen LLP, a major public accounting firm.

  Bruce A. Streeter was elected President of Gulf Offshore Marine in November 1990 and has continued in that capacity up to the present. Prior to November 1990 he was with Offshore Logistics, Inc. for a period of twelve years serving in a number of capacities including General Manager Marine Division.

  The aggregate compensation paid by the Company for services rendered during the last three years in all capacities to the highest paid executive officers whose total annual salary and bonus exceeded $100,000 during the year ended December 31, 1994 was as follows:


                           SUMMARY COMPENSATION TABLE

                                                                              LONG TERM
                                                                               COMPEN-
                                                  ANNUAL COMPENSATION          SATION
                                            -------------------------------  ------------
                                                                               AWARDS
                                                                             -----------
                                                                  OTHER      SECURITIES
           NAME AND                                               ANNUAL     UNDERLYING    ALL OTHER
      PRINCIPAL POSITION         YEAR        SALARY    BONUS   COMPENSATION    OPTIONS    COMPENSATION
- - --------------------------  --------------  --------  -------  ------------  -----------  ------------
Frank R. Pierce             1994            $125,000  $ 8,000      $--/(1)/           --     $      --
   Executive Vice           1993             120,000    7,000       --/(1)/           --            --
   President, Secretary,    1992             115,000    8,000       --/(1)/           --            --
   and Treasurer
Bruce A. Streeter           1994             135,000   50,000       --/(1)/           --      860/(2)/
   President, Gulf          1993             125,000   40,000       --/(1)/           --      816/(2)/
   Offshore Marine          1992             125,000   45,000       --/(1)/           --      774/(2)/
   Division
- - ----------------------------------------------------

  /(1)/Other annual compensation excludes perquisites and other benefits because the aggregate amount of such compensation was less than 10% of the combined total for salary and bonus.

  /(2)/All other compensation is attributable to a $500,000 split-dollar life insurance policy provided to Mr. Streeter by the Company.

  The Company entered into an employment contract with Mr. Streeter on January 1, 1994 which provides for a salary of $135,000 per year until December 31, 1996. In the event employment is terminated, Mr. Streeter will continue to receive the base salary and other benefits until December 31, 1996 except in the event of termination by Mr. Streeter, termination due to Mr. Streeter's death or total and permanent disability or termination by the Company for "cause", as defined in the employment contract.

  The Company presently has outstanding options to purchase shares of its Common Stock under its 1987 Stock Option Plan (the "1987 Plan") which was adopted by the Board of Directors in May 1987 and approved by the stockholders in May 1988. The 1987 Plan authorizes 200,000 shares to be issued pursuant to options granted or to be granted under the 1987 Plan until May 1997. Options are granted under the 1987 Plan to key employees at a price no less than the fair market value of the shares at the time of grant. The 1987 Plan is administered by the Compensation Committee of the Board of Directors which selects those key employees, including officers and directors who are also key employees who may participate in the 1987 Plan. No options were granted under the 1987 Plan in 1994. Options exercised under the 1987 Plan during 1994 totaled 1,700. The following table is a summary of exercised and unexercised options under the 1987 Plan as of December 31, 1994 for each executive officer and key employee named in the compensation table above:


              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                    AND DECEMBER 31, 1994 OPTION/SAR VALUES


                                                    Number of
                                                   Securities           Value of
                                                   Underlying         Unexercised
                                                   Unexercised        In-The-Money
                      Shares                     Options/SARs at    Options/SARs at
                     Acquired                   December 31, 1994  December 31, 1994
                        on          Value         Exercisable/        Exercisable/
       Name          Exercise   Realized/(1)/     Unexercisable    Unexercisable/(2)/
- - -----------------    --------   -------------   -----------------  ------------------
Frank R. Pierce          1,700         $16,575       20,300 /  --    $109,881 /  $ --

Bruce A. Streeter           --              --        5,000 /  --       9,688 /    --
- - -------------------

  /(1)/Value based on difference in market value on date of exercise and option price.

  /(2)/Value based on difference in market value of Common Stock on December 31, 1994 and exercise price. The actual value, if any, of the unexercised options will be dependent upon the market price of the Common Stock at the time of exercise.


  The Company also has outstanding options granted to non-employee directors to purchase shares of its Common Stock, which is further described under the caption "Election of Directors-Director Compensation".


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors of GulfMark International, Inc. (the "Committee") is pleased to present this report on the compensation policies of the Company for its executive officers. This report sets forth the major components of executive compensation and the basis by which 1994 compensation determinations were made by the Committee with respect to the executive officers of the Company, including the executive officers who are named in the compensation tables shown above. The Committee is comprised of three directors who are not employees of the Company.

Compensation Policy and Guidelines

  In recent years, the Company has undergone substantial operational changes following a decision by the Board to redeploy the Company's assets in a manner that would build a competitive oilfield equipment and services company. This decision resulted in a need to attract and retain key executive officers and employees who would be instrumental in the success of these new operations. Accordingly, the Company's compensation policy and practices are aimed at achieving this objective. The Company's executive compensation program combines what the Committee considers to be competitive but reasonable base salaries with incentive programs linked to the success of the Company's operations and stock performance. The Committee's decisions regarding compensation take into account individual performance and the relationship of that performance to the progress of the Company in obtaining strategic objectives for the benefit of stockholders.

Compensation Program Components

  The compensation programs of the Company for its executive officers and key employees are generally administered by or under the direction of the Committee and are reviewed on an annual basis to ensure that remuneration levels and benefits are competitive and reasonable using the guidelines described above. The Committee reviews and recommends the specific base salary and bonus compensation of the Company's executive officers and the principal operating officers of each of its segments. The particular elements of the compensation programs for these persons is set forth in more detail below.

  Base Salary - Base salary levels are primarily determined by the Committee at levels the Committee deems necessary or appropriate to attract the level of competence needed for the position. Base salary levels are reviewed annually based on individual performance, industry conditions and market considerations. The Committee believes that base salary levels for the Company's executive officers are competitive within a range that is considered to be reasonable and necessary.

  Annual Performance Compensation - The Company provides incentive compensation to its executive officers and key employees in the form of annual cash bonuses relating to financial and operational achievements during the prior year. The amount and form of such bonuses is determined by the Committee based primarily upon an analysis of the officer's job performance and the specific accomplishments of the officer during the preceding calendar year. In the case of corporate financial officers, incentive compensation decisions are made primarily on the basis of the assistance and performance of the officer in implementing corporate objectives within the scope of their responsibilities.
In the case of operational officers, incentive compensation decisions are made primarily on the basis of the operational results of the business operations in which the officer is responsible. Although the achievement of certain financial objectives as measured by a business segment's earnings are considered in determining incentive compensation, other subjective and less quantifiable criteria are also considered. In this regard, the Committee takes into account specific operational achievements that are expected to affect future earnings and results or that had an identifiable impact on the prior year's results.

  Stock Option Program - The Company also provides long-term incentive compensation to its executive officers and key employees through stock options. The use of stock options is intended to provide incentives to the Company's executive officers and key employees for working toward the long-term growth of the Company by providing them with a benefit that will increase only to the extent the value of the Common Stock increases. Accordingly, the Committee from time to time has granted the Company's executive officers and other key employees options to purchase shares of Common Stock. Options are not granted by the Committee as a matter of course as part of the regular compensation of any executive or key employee, and the decision to grant an option is based on the perceived incentive that the grant will provide and the benefits that the grant may have on long-term stockholder value. The number of shares granted is determined based on the level and contribution of the employee. Consideration is also given to the anticipated contribution of the business operations for which the optionee has responsibility on the overall stockholder value of the Company and on existing holdings of options by the employee. The stock options which are currently outstanding are subject to vesting over a number of years and have exercise prices based on the market price of the Common Stock at the date of grant. Stock options were granted in 1990 after the acquisition of the offshore marine services segment; however, no options have been granted since such date.

Discussion of 1994 Compensation for the Executive Officers Named in the Tables Above

  The base salary for Mr. Streeter, President of Gulf Offshore Marine was increased in 1994 based on individual performance and the increasing complexity and size of the offshore marine services segment's operations as well as a review of compensation for executives in similar positions with industry peers. Mr. Streeter's 1994 bonus was determined following a review of the financial results of the Company's offshore marine services segment in light of its earnings and specific achievements by Mr. Streeter in managing the offshore marines services segment's operations in 1994.

  The base salary for Mr. Pierce, Executive Vice President of Finance, is primarily based on the Committee's general understanding of ranges of compensation for financial executives of companies similar in size and complexity of the Company. Mr. Pierce's bonus for 1994 was based on the Committee's evaluation of his individual performance in assisting the Company to achieve its corporate and strategic objectives.

Tax Considerations

  During 1993, Congress enacted legislation that could have the effect of limiting the deductibility of executive compensation paid to each of the five highest paid executive officers. This legislation provides that compensation paid to any one executive in excess of $1,000,000 will not be deductible unless it is performance-based and paid under a plan that has been approved by stockholders. The Committee considers the application of this legislation when reviewing executive compensation. However, it has not had any impact on the Company.

Summary

  After its review of its existing programs, the Committee believes that the Company's executive compensation program is reasonable and provides a mechanism by which compensation is appropriately related to corporate and individual performance so as to align the interest of the Company's executive officers with the interest of stockholders on both a long and short-term basis.

Chief Executive Officer Compensation

          The Company does not currently have an acting President or Chief Executive Officer. In the absence of such an officer, David Butters, the Company's Chairman of the Board, performs many of the functions that such an officer would perform. As Chairman of the Board of Directors, Mr. Butters receives a monthly retainer of $6,250 which was fixed by the Board of Directors in 1990 to compensate him for the additional time and responsibilities placed on him as Chairman of the Board. Mr. Butters' retainer was not intended as compensation for functioning in whole or in part as the Chief Executive Officer of the Company in the absence of such an officer. Accordingly, no compensation has been received by him from the Company for acting in such capacity. Except for the monthly retainer described above, Mr. Butters does not receive any compensation other than that provided to other members of the Board of Directors. The decisions with respect to Mr. Butters' compensation as Chairman of the Board are not made by the Committee nor are they within the scope of the Committee, but rather are determined by the whole Board of Directors with Mr. Butters abstaining from voting on those matters. The aggregate compensation paid by the Company to Mr. Butters for 1994, 1993 and 1992 was $88,500, $90,500 and $86,500, respectively.

                Compensation Committee of the Board of Directors

                                Norman G. Cohen
                                David J. Butters
                               Robert B. Millard


PERFORMANCE GRAPH

  The following performance graph and table compare the yearly cumulative return on the Company's Common Stock to the Dow Jones Equity Market Index and the Dow Jones Oilfield Equipment and Services Index (which consists of Baker Hughes Incorporated, Dresser Industries, Inc., Energy Service Company, Inc., Global Marine, Inc., Halliburton Company, Helmerich & Payne, Inc., McDermott International, Inc., Nabors Industries Incorporated, Parker Drilling Company, Rowan Companies, Inc., Schlumberger Limited and Western Atlas, Inc.) for the last five years. The graph assumes (i) the reinvestment of dividends, if any, and the (ii) the value of the investment of the Company's Common Stock and each index to have been $100 at December 31, 1989.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                             [CHART APPEARS HERE]





                                                        YEAR ENDED DECEMBER 31,
                                                   ----------------------------------
                                                   1989  1990  1991  1992  1993  1994
                                                   ----  ----  ----  ----  ----  ----
GulfMark International, Inc.                        100    98    90    79    89   111
Dow Jones Equity Market Index                       100    96   127   138   152   153
Dow Jones Oilfield Equipment and Services Index     100   109    99    98   109    99



APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  The firm of Arthur Andersen LLP, independent public accountants, served as the Company's auditors for the fiscal year ended December 31, 1994. Arthur Andersen LLP has served as the Company's auditors since 1961 except for the year ended December 31, 1983. A representative of Arthur Andersen LLP will be present at the Annual Meeting and will be afforded an opportunity to make a statement if he or she so desires and be available to respond to appropriate questions.


PROPOSALS BY STOCKHOLDERS

  The Company currently anticipates that its 1996 Annual Meeting will be held May 15, 1996. Any stockholder wishing to present a proposal for consideration at the meeting must submit it in sufficient time so that it will be received by the Company not later than December 16, 1995. Such proposal should be sent to the Company's principal executive offices at the address set forth on the cover of this Proxy Statement.

OTHER BUSINESS

  The Board of Directors for the Company knows of no other business that will be brought before the meeting. If, however, any other matters are properly presented, it is the intention of the persons named in the accompanying form of proxy to vote the shares covered thereby as in their discretion they may deem advisable.


                                    By Order of the Board of Directors


                                    [Signature of Frank R. Pierce appears here]
                                    Frank R. Pierce
                                    Secretary

Houston, Texas
Date:  April 10, 1995

                          GULFMARK INTERNATIONAL, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   THE UNDERSIGNED STOCKHOLDER OF GULFMARK INTERNATIONAL, INC. (THE "COMPANY") HEREBY APPOINTS DAVID J. BUTTERS AND ROBERT B. MILLARD AS PROXIES, EACH WITH POWER TO ACT WITHOUT THE OTHER AND WITH FULL POWER OF SUBSTITUTION, FOR THE UNDERSIGNED TO VOTE ALL SHARES OF COMMON STOCK OF THE COMPANY OF THE UNDERSIGNED AT THE ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY TO BE HELD ON MAY 18, 1995, OR AT ANY ADJOURNMENTS THEREOF, AS FOLLOWS:

(1) ELECTION OF  [ ] FOR ALL NOMINEES LISTED BELOW     [ ] WITHHOLD AUTHORITY
    DIRECTORS        (EXCEPT AS MARKED TO THE CONTRARY     TO VOTE FOR ALL THE
                     BELOW)                                NOMINEES LISTED BELOW


    DAVID J. BUTTERS        MARSHALL A. CROWE              LOUIS S. GIMBEL, 3RD
    NORMAN G. COHEN         ROBERT B. MILLARD


  (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

________________________________________________________________________________

(2) WITH DISCRETIONARY AUTHORITY ON ANY MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING.

ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF ALL NOMINEES.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO VOTE THEREON.

                               DATED _____________________________, 1995


                               _______________________________________
                               SIGNATURE

                               _______________________________________
                               SIGNATURE(S) (TITLE(S), IF APPLICABLE)

                               SIGN EXACTLY AS NAME(S) (AND TITLE(S)) APPEAR(S) ON THE PROXY. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, TRUSTEE, EXECUTOR, ADMINISTRATOR, GUARDIAN OR CORPORATE OFFICER, PLEASE GIVE YOUR FULL TITLE.